                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


Name                                            State of Other Jurisdiction
                                                of incorporation or Organization

Syntel (India) Limited                                    India

Syntel Europe Limited                                     England

Syntel (Singapore) PTE. LTD.                              Singapore

Syntel Mauritius                                          Mauritius

Syntel (Australia) Pty Limited                            Australia

Syntel Canada, Inc.                                       Canada

Syntel Deutschland GmbH                                   Germany

Syntel Hong Kong Ltd.                                     Hong Kong




                                      127